                                                                   EXHIBIT 3.10

                              OPERATING AGREEMENT
                                       OF
                          HAMMOND RESIDENTIAL, L.L.C.

     THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is made and
                                                    ---------
entered into as of December 18, 1997, by and between Hammond Residential, L.L.C., an Indiana limited liability company (the "Company"), and Empress Casino
                                                   -------
Hammond Corporation, an Indiana corporation together with any other Persons who, after the date of this Agreement, become members in the Company (collectively, the "Members").
     -------

     WHEREAS, the Company was formed as a limited liability company by the filing of its Articles of Organization with the Secretary of the State of the State of Indiana on December 18, 1997; and

     WHEREAS, the Member and the Company desire to set forth their respective rights and obligations in this Limited Liability Company Agreement for the Company.


                                R E C I T A L S
                                ---------------

     In consideration of the mutual covenants of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                     FORMATION OF LIMITED LIABILITY COMPANY
                     --------------------------------------

     1.1 The parties hereby enter into a limited liability company (the "Company") under the provisions of the Indiana Business Flexibility Act (the "Act") and, except as herein otherwise expressly provided, the rights and liabilities of the Member shall be as provided in that Act, as amended from time to time.

     1.2 On December 18, 1997, the Company filed Articles of Organization with the Indiana Secretary of State in accordance with and pursuant to the Act.

                                  ARTICLE II
                                  ----------

                                     NAME
                                     ----

     The business of the Company shall be conducted under the name HAMMOND RESIDENTIAL, L.L.C., or such other name as the Member shall hereafter designate.

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                                  ARTICLE III
                                  -----------

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings:

     3.1 "Agreement" means this Operating Agreement, as amended, modified or supplemented from time to time.

     3.2 "Company" means the limited liability company formed pursuant to this Agreement by the parties hereto, as said company may from time to time be constituted.

     3.3 "Interest" means the Member's share of the profits and losses of the Company and the Member's right to receive distributions of the Company's assets.

     3.4  "Member" means Hammond Residential, L.L.C.

                                   ARTICLE IV
                                   ----------

                               NATURE OF BUSINESS
                               ------------------

     The business of the Company is to acquire land, develop and construct residential housing in Hammond, Indiana, engage in all activities which the Member determines are related or incidental thereto, and to engage in any other lawful activities.


                                   ARTICLE V
                                   ---------

                                NAMES OF MEMBER
                                ---------------

     The name of the Member and its percentage interest in the Company are as set forth on Schedule A.

                                   ARTICLE VI
                                   ----------

                                      TERM
                                      ----

     The Company shall continue until February 1, 2044 unless sooner terminated as hereinafter provided.

                                  ARTICLE VII
                                  -----------

                          PRINCIPAL PLACE OF BUSINESS
                          ---------------------------

     The principal place of business of the Company shall be 825 Empress Drive, Hammond, Indiana, or such other place or places as the Member may designate.


                                  ARTICLE VIII
                                  ------------

                           CAPITAL AND CONTRIBUTIONS
                           -------------------------

     The initial capital of the Company shall be an amount determined by the Member, in its sole discretion. The Member has contributed or shall be obligated to contribute to the initial capital of the Company an amount no greater than the amount indicated in Schedule A. Upon a determination of the Member that additional capital is necessary to carry out the business of the Company, the Member may make additional capital contributions to the Company.


                                   ARTICLE IX
                                   ----------

                                 DISTRIBUTIONS
                                 -------------

     The Member shall have the sole discretion to cause the Company to make distributions.


                                   ARTICLE X
                                   ---------

                       ALLOCATIONS OF PROFITS AND LOSSES
                       ---------------------------------

     Each item of the Company's income, gain, loss, deduction or credit shall be allocated to the Member.

                                   ARTICLE XI
                                   ----------

                          BOOKS OF ACCOUNT AND RECORDS
                          ----------------------------

     11.1 Proper and complete records and books of account shall be kept by the Member in which shall be entered fully and accurately all transactions and other matters relating to the Company's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Company books and records shall be kept on the accrual basis, unless a different accounting method is permitted under applicable law and the Member elects to employ such method. The books and records shall at all times be maintained at the principal offices of the Company and shall be open to the reasonable inspection and examination by the

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Member or its duly authorized representatives during reasonable business hours.

     11.2 The Company shall be required to keep only those records and information that are specifically required by Chapter 4, Section 8(a) of the Act.


                                  ARTICLE XII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Company shall end on December 31 of each year.


                                  ARTICLE XIII
                                  ------------

                                 COMPANY FUNDS
                                 -------------

     The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest bearing investments, as shall be designated by the Member. All withdrawals from any such bank accounts shall be made by the authorized agent or agents of the Member. Company funds shall be separately identifiable from and not commingled with those of any other person.


                                  ARTICLE XIV
                                  -----------

                      POWERS, RIGHTS AND DUTIES OF MEMBER
                      -----------------------------------

     14.1 The Member shall have exclusive authority to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company, including without limitation making loans of Company funds on such terms as the Member, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, the Member shall have exclusive authority to establish such business strategies, accounting procedures and other practices and to make such business decisions as the Member, in its sole discretion, deems advisable for the operation of the Company. In addition, it is understood and agreed that the Member shall have all of the rights and powers of a member as provided in the Act and as otherwise provided by law, and any action taken by the Member shall constitute the act of and serve to bind the Company. In dealing with the Member acting on behalf of the Company, no person shall be required to inquire into the authority of the Member to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Member as set forth in this Agreement.

     14.2 Subject to the foregoing, the Member shall have the right, power and authority to do on behalf of the Company all things which in its sole judgment, are necessary, proper or desirable to effectuate the purposes of the Company and to carry out its duties and responsibilities, including, without limitation to fully satisfy all of Empress Casino Hammond Corporation's obligations under Section 5.07 of the Hammond Riverboat Gaming Project Development Agreement dated June 21, 1996, among Empress Casino Hammond Corporation, the City of Hammond, Indiana and the City of Hammond Department of Redevelopment.

     14.3 The Member and its shareholders, officers, directors, employees and agents shall have no liability whatever, whether to the Company or to the creditors of the Company, for the debts of the Company or any of its losses, except to the extent set forth in the Act.

     14.4 Neither the Member nor any shareholder, officer, director, employee or agent of the Member shall be liable, responsible or accountable in damages or otherwise to the Company for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Member by this Agreement or by law unless such action or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence. The Member is hereby designated the "tax matters member" of the Company.

     14.5 The Company shall indemnify and hold harmless the Member (and its shareholders, officers, directors, employees and agents, if any) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of the Member's activities on behalf of the Company, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Company and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such party and were not in violation of such Member's fiduciary obligation to the Company. Any such indemnification shall only be from the assets of the Company.

                                   ARTICLE XV
                                   ----------

                           DISSOLUTION OF THE COMPANY
                           --------------------------

     The happening of any of the following events shall work an immediate dissolution of the Company:

          (a) The bankruptcy or dissolution of the Member or the occurrence of any other event that terminates the continued membership of the Member in the Company;

          (b)   The written agreement of the Member;

          (c) The expiration of the term of the Company as provided in Article VI of this Agreement;

          (c) Entry of a decree of judicial dissolution under Section 9-2 of the Act; or

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

           (e)   Administrative dissolution under Chapter 10 of the Act.


                                  ARTICLE XVI
                                  -----------

                        ADDITIONAL PROVISIONS CONCERNING
                           DISSOLUTION OF THE COMPANY
                           --------------------------

     16.1 In the event of the dissolution of the Company for any reasons, the Member, or, if there is no Member, a liquidator or a liquidating committee selected by the Member shall wind up the affairs of the Company. The Member shall continue to be allocated profits and losses during the period of liquidation in the same proportion as before the dissolution. The Member (or such liquidator or liquidating committee) shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company property pursuant to such liquidation.

     16.2 Following the payment of all debts and liabilities of the Company and all expenses of liquidation and subject to the right of the Member (or such liquidator or liquidating committee) to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed in accordance with Article IX hereof.

     16.3 The Member shall look solely to the assets of the Company for all distributions with respect to the Company and for the return of its capital contribution. The Member shall not have any right to demand or receive property other than cash upon dissolution and termination of the Company or to demand the return of its capital contributions to the Company prior to dissolution and termination of the Company.

     16.4 Upon the dissolution and the commencement of winding up of the Company, the Member shall have the authority to execute and record Articles of Dissolution of the Company as well as any and all other documents required to effectuate the dissolution and termination of the Company.

                                  ARTICLE XVII
                                  ------------

                                     NOTICE
                                     ------

     All notices and demands required or permitted under this Agreement shall be in writing and may be sent by U.S. mail, first class, postage prepaid, overnight air courier or personal delivery to the Member at its address as shown from time to time on the records of the Company. The Member may specify a different address by notifying the Company in writing of such different address. Notices shall be deemed given three days after mailing, the day after deposit with an overnight air courier or when delivered in person, as the case may be.

                                 ARTICLE XVIII
                                 -------------

                            ADMISSION OF NEW MEMBERS

     18.1 New members may be admitted to the Company only upon the written approval of the Member, and shall be admitted upon such terms and conditions as the Member may determine, consistent with this Agreement, the Company's Articles of Organization and any applicable provision of law.

     18.2 In the event that the Company acquires an additional member for any reason, the Member will amend and restate this Agreement to provide for the relationship between the members.

                                  ARTICLE XIX
                                  -----------

                     AMENDMENT OF OPERATING AGREEMENT AND
                     ------------------------------------

                      ARTICLES OF ORGANIZATION; MEETINGS.

     19.1 This Agreement and the Articles of Organization may be amended with the written approval of the Member.

     19.2 Any action which may be taken at a meeting of the Member may be taken by execution of a written consent providing for such action executed by the Member.

     19.3 The Member may appoint a proxy to vote or otherwise act for it at any meeting of Members by signing an appointment form and delivering it to the person so appointed. Such proxy shall be filed with the Company before or at the time of the meeting. Unless otherwise provided in the proxy, any proxy may be revoked at any time prior to the vote pursuant to such proxy by written notice delivered to the Company. A proxy shall be valid for the time period specified in the appointment form.


                                   ARTICLE XX
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     20.1 This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. It supersedes any prior agreement or understandings between them relating to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

     20.2 This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Indiana.

     20.3 Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     20.4 Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision thereof.

     20.5 If any provision of this Agreement, or the application of such provision to any person or circumstances shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected hereby.

     20.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first hereinabove set forth.


HAMMOND RESIDENTIAL, L.L.C.,              EMPRESS CASINO HAMMOND CORPORATION
by Empress Casino Hammond Corporation,
its Managing Member:


By:/s/ Michael W. Hansen                  By:/s/ Michael W. Hansen
   -------------------------------           -------------------------------
Michael W. Hansen, Vice President         Michael W. Hansen, Vice President

SCHEDULE A
----------

                            INITIAL
                            CAPITAL        PERCENTAGE
MEMBER                    CONTRIBUTION     INTEREST
------                    ------------     --------
EMPRESS CASINO HAMMOND       $1,000.00       100%
CORPORATION

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